November 26, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sir or Madam:

We have read Item 4.02 of Form 8-k dated November 20, 2012 of Silver Dragon Resources Inc. and are in agreement with the statements contained in Item 4.02 therein.

Yours truly,

/s/SF Partnership, LLP
Toronto, Ontario